                               POWER OF ATTORNEY

     Know all by these present, that the undersigned does hereby constitute and appoint John M. Gherlein, John J. Harrington and Mark Tepsich, and each of them, as the undersigned's true and lawful attorneys-in-fact and agents to do any and all things, and execute any or all instruments which, after the advice of counsel, said attorneys and agents may deem necessary and advisable to enable the undersigned to comply with the Securities Exchange Act of 1934, as amended, and any rules and regulations and requirements of the Securities and Exchange
Commission ("SEC") in connection with the Ratner, Miller, Shafran Shareholders
Agreement among the undersigned and certain other parties, including specifically, but without limitation thereof, power of attorney to sign the undersigned's name to a Form ID, Schedule 13D or 13G and any amendments thereto, or a Form 144, Form 3, Form 4 or Form 5 and any amendments thereto, to be filed with the SEC in respect of the shares of capital stock of Forest City Realty
Trust, Inc., successor to Forest City Enterprises, Inc.; and the undersigned does hereby ratify and confirm all that any of said attorneys and agents shall do or cause to be done by virtue hereof.

     Executed on this 8th day of January, 2016.

     /s/ Abraham Miller
     ---------------------------------
     Name: Abraham Miller

     Capacity: See Exhibit A

                                    Exhibit A

     i.) Individually.

     ii.) Trustee.
     Abraham Miller Trust Agreement dated February 17, 1986

     Barbara Miller 2012 Irrevocable Trust

     Ruth Miller Charitable Lead Trust dated 7/5/1985

     Ruth Miller GST Trust fbo Abraham Miller

     Ruth Miller 1989 Grandchildren's Trust Agreement dated December 5, 1989 FBO
     Jacob Miller

     Ruth Miller 1989 Grandchildren's Trust Agreement dated December 5, 1989 FBO
     Max Miller

     Revocable Trust Agreement of Jacob Andrew Miller dated March 12, 2010

->   Ruth Miller 1989 Grandchildren's Trust Agreement dated December 1, 1989 FBO
     Elena Miller

     Ruth Miller 1995 Irrevocable Trust Agreement dated December 28, 1995 FBO
     Elena Miller

     iii.) General Partner of RMS, Ltd.